CONVERTIBLE DEBENTURE

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY
SECTION 3(b) OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE "1933 ACT"), AND RULE 504 OF REGULATION D PROMULGATED THEREUNDER.

US $100,000

Innovative Medical Services
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CONVERTIBLE REDEEMABLE DEBENTURE
DUE July 31, 2001

THIS DEBENTURE of Innovative Medical Services, a corporation duly organized and existing under the laws of California ("Company"), designated as its 10% Convertible Debenture Due July 31, 2001, in an aggregate principal face amount not exceeding One Hundred Thousand Dollars (U.S. $100,000), which Debenture is being purchased at 100% of the face amount of such Debenture.

FOR VALUE RECEIVED, the Company promises to pay to ________________________, the registered holder hereof and his authorized successors and permitted assigns ("Holder"), the aggregate principal face sum not to exceed One Hundred Thousand Dollars (U.S. $100,000) on July 31, 2001 ("Maturity Date"), and to pay interest on the principal sum outstanding, at the rate of 10% per annum commencing April 27, 2001 and due in full at the Maturity Date. Principal and interest so payable will be paid to the person in whose name this Debenture is registered on the records of the Company regarding registration and transfers of the Debenture ("Debenture Register"); provided, however, that the Company's obligation to a transferee of this Debenture arises only if such transfer, sale or other disposition is made in accordance with the terms and conditions of the Securities Purchase Agreement dated as of April 20, 2001 between the Company and ______________________________, ("Purchase Agreement"). The principal of, and interest on, this Debenture are payable at the address last appearing on the Debenture Register of the Company as designated in writing by the Holder hereof from time to time. The Company will pay the outstanding principal due upon this Debenture before or on the Maturity Date, less any amounts required by law to be deducted or withheld, to the Holder of this Debenture by check if paid more than 10 days prior to the Maturity Date or by wire transfer and addressed to such Holder at the last address appearing on the Debenture Register. The forwarding of such check or wire transfer shall constitute a payment of outstanding principal and accrued interest hereunder and shall satisfy and discharge the liability for principal and accrued interest on this Debenture to the extent of the sum represented by such check or wire transfer. Interest shall be payable in Common Stock (as defined below) pursuant to paragraph 4(b) herein.


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This Debenture is subject to the following additional provisions:

1. Except for this Debenture in the principal amount of One Hundred Thousand Dollars (U.S. $100,000) any Debenture to be issued upon transfer or partial conversion shall be in denominations of Ten Thousand Dollars (US $10,000) and integral multiples thereof. The Debenture is exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same, but not less than U.S. $10,000. No service charge will be made for such registration or transfer or exchange, except that Holder shall pay any tax or other governmental charges payable in connection therewith.

2. The Company shall be entitled to withhold from all payments any amounts required to be withheld under the applicable laws.

3. This Debenture may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended ("Act") and applicable state securities laws. Prior to due presentment for transfer of this Debenture, the Company and any agent of the Company may treat the person in whose name this Debenture is duly registered on the Company's Debenture Register as the owner hereof for all other purposes, whether or not this Debenture be overdue, and neither the Company nor any such agent shall be affected or bound by notice to the contrary. Any Holder of this Debenture, electing to exercise the right of conversion set forth in
Section 4(a) hereof, in addition to the requirements set forth in Section 4(a), and any prospective transferee of this Debenture, are also required to give the Company written confirmation that the Debenture is being converted ("Notice of Conversion") in the form annexed hereto as Exhibit A.

4. (a) The Holder of this Debenture is entitled, at its option, at any time thirty days after the Closing of the Purchase Agreement and delivery of the Debenture hereof, to convert all or any amount over $10,000 of the principal face amount and accrued interest of this Debenture then outstanding into Units each consisting of one share of Common Stock, no par value per share, of the Company ("Common Stock") and a Common Stock Purchase Warrant to acquire as many shares as contained in the Units in the form attached hereto as Exhibit B. The conversion price ("Conversion Price") for each Unit shall equal to 80% of the average closing bid price of the Common Stock of the Common Stock as reported on the NASDAQ SmallCap Market for the five trading days immediately preceding the date of receipt by the Company of a Notice of Conversion.. Such conversion shall be effectuated by the Company delivering the Units to the Holder within 5 business days of receipt by the Company of the Notice of Conversion, surrender of the Debenture to be converted to the Company, executed by the Holder of this Debenture evidencing such Holder's intention to convert this Debenture or a specified portion hereof, and accompanied by proper assignment hereof in blank. No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share.

(b) At any time thirty days after the Closing of the Purchase Agreement, the Company may give the Holder ten (10) days written notice of its intent to accelerate the Maturity Date and pay the Debenture and the Holder during such ten (10) days shall have the option to convert the Debenture or any part thereof into Units at the Conversion Price set forth in paragraph 4(a) of this Debenture.
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(c) In the event that the Holder has (i) converted all or part of the Debenture into common stock and (ii) the Company effectuates a reverse split of the outstanding common stock with an effective date within one hundred eighty (180) days of the issuance of the Conversion Shares, then the Holder shall have the right to re-submit the Conversion Notice based upon the average closing bid price of the Common Stock of the Common Stock as reported on the NASDAQ SmallCap Market for the ten trading days immediately following the effective date of the reverse split. The Company agrees to issue such additional shares to the Holder within five business days of receipt of re-submitted Conversion Notice.

5. No provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Debenture at the time, place, and rate, and in the form, herein prescribed.

6. The Company hereby expressly waives demand and presentment for payment, notice of non-payment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereto.

7. The Company agrees to pay all costs and expenses, including reasonable attorneys' fees, which may be incurred by the Holder in collecting any amount due under this Debenture.

8. If one or more of the following described "Events of Default" shall occur and continue for 30 days, unless a different time frame is noted below:

(a) The Company shall default in the payment of principal or interest on this Debenture; or

(b) Any of the representations or warranties made by the Company herein, in the Purchase Agreement, or in any certificate or financial or other written statements heretofore or hereafter furnished by or on behalf of the Company in connection with the execution and delivery of this Debenture or the Purchase Agreement shall be false or misleading in any material respect at the time made or the Company shall violate any covenants in the Purchase Agreement including but not limited to Section 5(b) or 10; or

(c) The Company shall fail to perform or observe, in any material respect, any other covenant, term, provision, condition, agreement or obligation of the Company under this Debenture or the Purchase Agreement and such failure shall continue uncured for a period of thirty (30) days after notice from the Holder of such failure; or

(d) The Company shall (1) become insolvent; (2) admit in writing its inability to pay its debts generally as they mature; (3) make an assignment for the benefit of creditors or commence proceedings for its dissolution; (4) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; (5) file a petition for bankruptcy relief, consent to the filing of such petition or have filed against it an involuntary petition for bankruptcy relief, all under federal or state laws as applicable; or
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(e) A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall be discharged within thirty (30) days after such appointment; or

(f) Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company; or

(g) Any money judgment, writ or warrant of attachment, or similar process, in excess of Two Hundred Thousand ($ 200,000) Dollars in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of fifteen
(15) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

(h) Bankruptcy, reorganization, insolvency or liquidation proceedings, or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted voluntarily by or involuntarily against the Company; or

(i) The Company shall have its Common Stock delisted from the NASDAQ SmallCap or other market or exchange on which the Common Stock is or becomes listed or trading in the Common Stock shall be suspended for more than 10 consecutive days; or

(j) The Company shall not deliver to the Buyer the Units pursuant to paragraph 4 herein within 5 business days

(k) The Company shall fail to file the S-3 registration statement required by paragraph 4(i) of the Purchase Agreement on or before the thirtieth day following the closing of the Purchase Agreement. Such failure to file shall be a Event of Default and shall not be subject to the above described 30 day right to cure.

Then, or at any time thereafter, unless cured, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider this Debenture immediately due and payable, without presentment, demand, protest or (further) notice of any kind (other than notice of acceleration), all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately, and without expiration of any period of grace, enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law. If the Event of Default in that of paragraph
(k) above, the Company shall add the fifteen thousand dollar ($15,000) Late Fee of Paragraph 3(j) of the Purchase Agreement to the Debenture principal. Upon any Event of Default, the Debenture Principal shall accrue Default Interest thereafter in the amount of twenty percent (20%) per annum. The Holder shall also be entitled to all reasonable cost of collection including attorneys fees.
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9. This Debenture represents a prioritized obligation of the Company. However, no recourse shall be had for the payment of the principal of, or the interest on, this Debenture, or for any claim based hereon, or otherwise in respect hereof, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

10. In case any provision of this Debenture is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Debenture will not in any way be affected or impaired thereby.

11. This Debenture and the agreements referred to in this Debenture constitute the full and entire understanding and agreement between the Company and the Holder with respect to the subject hereof. Neither this Debenture nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

12. This Debenture shall be governed by and construed in accordance with the laws of California applicable to contracts made and wholly to be performed within the State of California and shall be binding upon the successors and assigns of each party hereto. The Holder and the Company hereby mutually waive trial by jury and consent to exclusive jurisdiction and venue in the courts of San Diego, California. At Holder's election, any dispute between the parties may be arbitrated rather than litigated in the courts, before the American Arbitration Association in Denver and pursuant to its rules. Upon demand made by the Holder to the Company, the Company agrees to submit to and participate in such arbitration. This Agreement may be executed in counterparts, and the facsimile transmission of an executed counterpart to this Agreement shall be effective as an original.


IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

Dated: April 27, 2001

Innovative Medical Services

         By: __________________________
             Michael Krall, President



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Exhibit A:  Notice of Conversion


DATE:
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TO:      INNOVATIVE MEDICAL SERVICES

         The undersigned hereby irrevocably elects to convert $________ of principal and accrued interest of the Convertible Debenture of INNOVATIVE MEDICAL SERVICES dated April __, 2001 into Units, each consisting of one share of Common Stock, no par value per share, of the Company ("Common Stock") and a Common Stock Purchase Warrant to acquire as many shares as contained in the Units.

The average closing bid price of the Common Stock of the Common Stock as reported on the NASDAQ SmallCap Market for the five trading days immediately preceding the date hereof is:

         $________ per Share

80% of said average closing price is: $__________, resulting in _________ Units.

               INSTRUCTIONS FOR REGISTRATION AND DELIVERY OF UNITS


Name:
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     (Please typewrite or print in block letters)


Address:
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By:
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   Signature of Debenture Holder


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